Exhibit 7


                               SECURITY AGREEMENT
                               ------------------


         AGREEMENT dated as of December 15, 2003, between VITAL LIVING, INC., a Nevada corporation, having an address at 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018 (the "Company"), the persons and entities listed on
SCHEDULE I hereto, as SCHEDULE I may be amended from time to time to include Additional Investors (as defined in Section 6.7) in accordance with Sections 6.7 of this Agreement (the "Investors") and HCFP/BRENNER SECURITIES, LLC, having an address at 888 Seventh Avenue, 17th Floor, New York, New York 10106, as Agent (as hereinafter defined).


                              W I T N E S S E T H:
                               - - - - - - - - - -

                                   ARTICLE I

                 THE SENIOR FINANCING/GRANT OF SECURITY INTEREST

         SECTION 1.1 Private Offering of Senior Notes and Warrants. Concurrently with the execution of this Agreement, the Company has consummated an initial closing of a private offering ("Offering") of its 12% senior secured convertible notes in the aggregate principal amount of $3,087,738 ("Initial Notes") and warrants ("Initial Warrants") to purchase a 3,087,738 shares of the Company's Common Stock. Subsequent closings may take place at which the Company may issue additional notes of like tenor to the Initial Notes ("Additional Notes") and additional warrants ("Other Warrants") will be issued. At any subsequent closing of the Offering, the Additional Investors (as defined in Section 6.7) will become parties to this Agreement in accordance with Section 6.7. The Initial Notes and Additional Notes are hereinafter referred to collectively as the "Notes" and individually as a "Note." The Initial Warrants and the Other
Warrants are collectively referred to as the "Warrants" and individually as a "Warrant." HCFP/Brenner Securities, LLC is acting as the agent for all of the Investors in the Offering ("Agent"). This Security Agreement is being signed in connection with the Offering to secure the indebtedness underlying the Notes.

         SECTION 1.2 Notes. Concurrently with the execution of this Agreement, the Company has executed and delivered to each Investor, a Note in the principal amount of such Investor's investment in the Offering.

         SECTION 1.3 Grant of Security Interest. In consideration of the receipt of the funds raised in the Offering and to secure the Company's obligation to repay to the Investors the principal amount and interest represented by the Notes, the Company hereby grants to the Investors a continuing first priority security interest in and to all of the assets of the Company, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all goods, equipment, inventory, documents, accounts, deposit accounts, chattel paper, instruments, investment property, money, general intangibles (including, but not limited to, intellectual property and all rights relating to such intellectual property), credits, claims, demands and any other property, rights and interests of the Company, all substitutions and replacements therefor and all products and proceeds thereof, new value thereof or proceeds of insurance thereon (collectively, "Collateral"). Notwithstanding the foregoing, the Investors acknowledge and agree that the lien granted by the Company to the Investors in the Collateral may be subordinated to the extent necessary for the Company to obtain a financing secured only by the Company's accounts receivable and inventory ("Allowed Financing").

         The security interest granted herein to each Investor is an undivided interest in the Collateral as a tenant-in-common with every other Investor. Each Investor may realize upon the Collateral, subject to and in accordance with
Section 4 hereof, to the extent of its Investment Percentage (as hereinafter defined), as computed from time to time. The amount of each Investor's "Investment Percentage" shall be the percentage computed by dividing the outstanding principal and interest owed to such Investor pursuant to its Note, by the aggregate outstanding principal and interest owed to all the Investors pursuant to the Notes.

         SECTION 1.4 Financing Statements. The Agent, for itself and on behalf of each of the Investors, is hereby authorized by the Company to sign on behalf of the Company and file any documents, including, without limitation, UCC-1 financing statements and/or any other documents with any domestic or foreign government or regulatory office or agency, including the United States Patent and Trademark Office, to perfect and/or record the security interest in the Collateral granted herein and to file Form UCC-3 Amendments, Releases and Termination Statements.


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

         SECTION 1.5 Assignment. The rights under this Agreement and the security interest granted hereby only may be assigned or transferred by an Investor together with the Note in accordance with the terms thereof.

                                   ARTICLE II

                         REPRESENTATIONS OF THE COMPANY

         SECTION 2.1 In order to induce the Investors to lend money to the Company and purchase the Notes and Warrants, the Company hereby represents and warrants to the Investors as follows:

         (a) The Company has full power to execute and deliver the Notes, and the other agreements, instruments and documents contemplated hereby and thereby, including without limitation a Uniform Commercial Code Financing Statement (collectively the "Other Security Documents"), and to incur and perform all the obligations provided for herein and therein.

         (b) The obligations of the Company under this Agreement constitute, and the obligations of the Company under the Other Security Documents when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Company ranking senior in all respects with all other obligations of the Company and enforceable in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Notwithstanding the foregoing, the lien granted by the Company to the Investors may be subordinated to the extent necessary to secure the Allowed Financing.

         (c) The execution, delivery and performance by the Company of this Agreement and the Other Security Documents does not contravene any law, regulation, order or contractual restriction binding on or affecting the Company, its business or properties.


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

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or the matters contemplated herein and for the Investors to enjoy the benefits conferred hereby except such filings as may be necessary to perfect the security interest granted the Investors hereunder and under the Other Security Documents.

         (e) The Company is the sole beneficial owner of the Collateral. The lien granted by the Company to the Investors in the Collateral is a first priority security interest, subject to such lien being subordinated to the extent necessary to secure the Allowed Financing. There are no other mortgages, pledges, liens, security interests, claims, encumbrances or charges of any kind ("Encumbrances") on any of the Collateral, other than the liens permitted by
Section 3.2(b) hereof.

         (f) The issuance of the Notes and the granting of a security interest in the Collateral to the Investors are contemporaneous exchanges for new value given by the Investors to the Company in an amount equivalent to the value given by the Company to the Investors.

                                  ARTICLE III

                             THE COMPANY'S COVENANTS

         SECTION 3.1 Affirmative Covenants. The Company hereby covenants that so long as this Agreement remains in effect or any amount due hereunder or under the Notes remains outstanding and unpaid, it will, unless otherwise consented to in writing by Majority Consent of the Note holders (as defined in Section 5.7):

         (a) Do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;


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

(b) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP;

         (c) Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, "Requirements") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a material adverse effect ("Material Adverse Effect") on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting the validity or the application of any Requirements;

         (d) Keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of each Investor and the Agent;

         (e) Notify the Agent and the Investors in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company which involve a claim in excess of $50,000;

         (f) Promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by GAAP;


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

         (g) Maintain at all times, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time make all needful and proper repairs, renewals, replacements and improvement thereof as shall be reasonably required in the conduct of its business;

         (h) To the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

         (i) Defend the title to the Collateral against all persons and against all claims and demands whatsoever;

         (j) Keep the Collateral free and clear of all further Encumbrances except as authorized herein;

         (k) On at least twenty (20) days notice in writing by the Agent, furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Investors, in the Collateral and pay all costs of filing in connection therewith;

         (l) Retain possession of the Collateral and not remove, sell, exchange, assign, loan, deliver, lease, license, mortgage or otherwise dispose of same outside of the normal course of business without the prior written consent of the Agent; and

         (m) Promptly give notice in writing to the Agent and the Investors of the occurrence of any default or Event of Default (as hereinafter defined) under this Agreement or of any default under any other material instrument or agreement to which it is a party.

         SECTION 3.2 Negative Covenants. The Company hereby covenants that so long as this Agreement remains in effect or any amount due hereunder or under the Notes remains outstanding and unpaid, it will not, unless otherwise consented to in writing by the Majority Consent of the Note holders:

         (a) Create, incur, assume or suffer to exist, any indebtedness (institutional or otherwise) except (i) under the Notes, (ii) which is subordinate in right of payment to the Notes and (iii) in connection with the Allowed Financing;

         (b) Create, incur, assume or suffer to exist, any Encumbrance upon any of its property (tangible or intangible) or assets, income or profits secured hereunder, whether now owned or hereafter acquired, except for (i) liens contemplated by this Agreement and the Other Security Documents; (ii) statutory liens; (iii) purchase money liens and other liens granted in the ordinary course of business on equipment, fixtures and similar property; and (iv) liens which, singly or in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

         (c) Guarantee, assume or otherwise become responsible for (directly or indirectly) the indebtedness for borrowed funds, performance, obligations, of any person, or the agreement by the Company or any of its subsidiaries to do any of the foregoing;

         (d) Except for the Company's existing obligations with respect to its outstanding classes of preferred stock, declare or pay, directly and indirectly, any dividends or make any distributions, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, except for dividends payable in shares of common stock or preferred stock;

         (e) Consummate any merger, combination or consolidation involving the Company (whether in one transaction or a related series of transactions) in which the Company is not the surviving entity, or the Company is the survivor but the owners of the voting stock of the Company before the transaction own less than 50% of the voting stock of the Company after the transaction, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a related series of transactions) all or substantially all of its consolidated properties or assets (whether now owned or hereafter acquired);

         (f) Purchase or acquire any stock, obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance of money, credit or property to, any other person (excluding, for the purposes hereof, customary advances made to the Company's officers, director and employees to cover business expenses), or make any other


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

investments, except that the Company may purchase or acquire (i) other businesses, whether by asset or stock acquisition or merger; (ii) existing subsidiaries or subsidiaries formed for the purposes of facilitating acquisitions or carrying out the ordinary business of the Company; (iii) certificates of deposits of any commercial banks registered to do business in any state of the United States having capital and surplus in excess of $50,000,000; (iv) readily marketable, direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States; and (v) investments in prime commercial paper; provided, however, that in each case mentioned in (iii), (iv) or (v) above, such obligations shall mature not more than 180 days from the date of acquisition thereof; and

         (g) Sell, transfer, discount or otherwise dispose of any claim or debt owing to it, including, without limitation, any notes, accounts receivable or other rights to receive payment, except for reasonable consideration and in the ordinary course of business.

                                   ARTICLE IV

                              DEFAULT; ACCELERATION

         SECTION 4.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

         (a) the Company shall (i) fail to pay any amounts owed under the Notes when due (provided such failure has not been cured within 10 days after notice thereof) or (ii) have an event of default occur and be continuing under indebtedness of the Company of more than $250,000 (other than the Notes) such that the holders of such indebtedness have declared the outstanding principal and accrued interest to be immediately due and payable; or

         (b) if the Company shall:

              (i) admit in writing its inability to pay its debts generally as they become due;

              (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

              (iii) make an assignment for the benefit of creditors;


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

              (iv) consent to the appointment of a receiver of the whole or any substantial part of its assets;

              (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

              (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

         (c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of the Company's assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;

         (d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's assets and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or

         (e) the Company shall default (and not cure within 10 days after written notice of such default) in the performance of, or violate any material representation or warranty contained in this Agreement, the Securities Purchase Agreement pursuant to which the Notes were issued and/or the Registration Rights Agreement or in any written statement pursuant thereto or hereto, or any report, financial statement or certificate made or delivered to the Investors by the Company shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

         SECTION 4.2 Acceleration. In addition to any other remedies provided by the Notes, upon the occurrence of an Event of Default, the Investors and/or the Agent on behalf of the Investors may, by notice to the Company, take any or all of the following actions, without prejudice to the rights of the holders of any Other Notes, to enforce the Investors' claims against the Company: (i) declare the principal of and any accrued interest and all other amounts payable under the Notes to be due and payable, whereupon the same shall become forthwith due and


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

payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (ii) enforce or cause to be enforced any remedy provided under this Agreement or the Other Security Documents, or (iii) exercise any other remedies available at law or in equity, including specific performance of any covenant or other agreement contained in this Agreement. In addition to any other remedies provided by the Notes, upon the occurrence of an Event of Default as set forth in Section 4.1 of this Agreement, then without prejudice to the rights and remedies specified in clause (iii) above, the Notes and other obligations of the Company pursuant to this Agreement shall automatically be immediately due and payable with interest and other fees, if any, thereon without notice, demand or any other act by the Agent or any Investor.

         SECTION 4.3 Remedies.

         (a) On the occurrence of an Event of Default and/or acceleration pursuant to Section 4.2, the Investors and the Agent on behalf of the Investors, shall have the following rights and remedies, which are cumulative in nature and are in addition to the rights set forth in the Notes and shall be immediately available to the Investors:

              (i) All rights and remedies provided by law, including but not limited to those provided by the Uniform Commercial Code, and equitable remedies for specific performance and injunctive relief;

              (ii) All rights and remedies provided in this Agreement; and

              (iii) All rights and remedies provided in the Notes and Other Security Documents.

         (b) Upon any default by the Company hereunder, the Investors and the Agent on behalf of the Investors, shall have all the rights, remedies and privileges with respect to repossession, retention and sale of any or all of the Collateral of the Company and disposition of the proceeds as are accorded by the applicable sections of the Uniform Commercial Code.


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

         (c) Upon any default by the Company hereunder and upon demand of the Agent, the Company shall assemble the Collateral and make it available to the Agent at the place and at the time designated in the demand.

                                   ARTICLE V

                                    THE AGENT

         SECTION 5.1 Authorization.

         (a) Each Investor has irrevocably authorized the Agent, as agent hereunder, to take such action on its behalf and as its agent under this Agreement, the Note executed in favor of such Investor and all other documents executed in connection therewith, and to exercise such powers as are specifically delegated to it hereunder and thereunder, including, without limitation, powers with respect to the enforcement and collection of the obligations underlying the Notes, and to exercise such other powers as are reasonably incidental thereto and the Agent has agreed to act in such capacity; provided, however, that the Agent shall not, without the express authorization of the Majority Consent of the Note holders, be authorized to waive any payment default under the Notes. Notwithstanding anything to the contrary herein, the Agent is authorized to enter into any intercreditor or other agreement or other instruments on behalf of the Investors with respect to the Collateral, including agreements and instruments necessary to implement the Allowed Financing.

         (b) Except as set forth in subparagraph (a) directly above, the Agent shall not be required to, but may, in its sole discretion, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Consent of the Note holders, and such instructions shall be binding upon all the Investors; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.


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

         SECTION 5.2 Notices.

         (a) The Agent shall transmit promptly to each Investor each notice received by it from the Company hereunder which the Company is not required to furnish to the Investors and each Investor shall transmit promptly to the Agent each notice received by it from the Company which is not otherwise required to be delivered to the Agent by the terms hereof. The Agent shall be under no obligation toward any Investor to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions hereof to be performed or observed by the Company, but the Agent and each Investor shall promptly notify one another of any Event of Default of which it has actual knowledge.

         (b) Each Investor expressly authorizes the Agent to collect all sums due such Investor under this Agreement and the Other Security Documents, other than regular principal and interest payments made by the Company on the Notes. The Agent shall promptly disburse to the Investors (in proportion to the outstanding Investment Percentage of each Investor) any such available funds received by it for the benefit of the Investors.

         SECTION 5.3 Exculpation. In exercising its duties and powers hereunder, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but neither the Agent nor any of its directors, officers, employees or attorneys shall be responsible for the truth or accuracy of any representations or warranties given or made herein or for the validity, effectiveness, sufficiency or enforceability of this Agreement, or any Other Security Documents, and the Agent or any of its directors, officers, employees or attorneys shall not be liable to any of the Investors for any action taken or omitted to be taken by it or any of them under this Agreement or the Other Security Documents. Each of the Investors represents and warrants to the Agent that it has made its own independent judgment with respect to entering into this Agreement and the Other Security Documents and undertaking its obligations hereunder and thereunder. Each Investor also acknowledges that it will, independently and without reliance upon the Agent or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Other Security Documents. Except for the accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as


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

to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Agent nor any of its principals, directors, officers, employees or attorneys shall have any responsibility (1) to the Company on account of the failure or delay in performance or breach of any Investor of any of its obligations hereunder, or
(2) to any Investor on account of the failure of or delay in performance or breach by any other Investor or the Company of any of its obligations hereunder.

         SECTION 5.4 Reliance. The Agent, as Agent hereunder, (a) shall be entitled to rely on any communication, instrument or document believed by it to be genuine or correct and to have been signed or sent by a person or persons believed by it to be the proper person or persons; (b) shall be entitled to consult with legal counsel, independent public accountants and other professional advisers and experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company; (e) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or venue of this Agreement or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 5.5 Expenses and Indemnification. Each Investor agrees (a) to reimburse the Agent, as agent hereunder, on demand, pro rata in accordance with its Investment Percentage, for all expenses incurred by the Agent, including reasonable attorneys' fees, in connection with the preparation, execution, operation and enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and any document delivered in connection herewith, to the extent that such expenses are not timely reimbursed or reimbursable by the Company, and (b) to indemnify and hold harmless the Agent and any of its principals, directors, officers or employees, on demand, pro rata in accordance with its Investment Percentage, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Other Security Documents or any action taken or omitted by the Agent under the Other Security Documents, to the extent that expenses and costs incurred by it in connection with such liability are not reimbursed by the Company; provided that no Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         SECTION 5.6 Other Investors. None of the Investors shall be deemed to be agent of any other Investors; none of such Investors or any of their respective directors, officers or employees shall have any responsibility to the Company on account of the failure or delay in performance or breach of any other Investor of any of its obligations hereunder or to any other Investor on account of the failure of or delay in performance or breach by any other Investor or the Company of its obligations hereunder.

         SECTION 5.7 Removal or Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the Investors and the Company and may be removed at any time, with or without cause, by the "Majority Consent of the Note holders" (defined below), and upon any such resignation or removal the Majority Consent of the Note holders shall have the right to appoint a successor Agent. "Majority Consent of the Note holders" shall mean any Investor or Investors holding Notes evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate principal amount of all Notes then outstanding. If no successor Agent shall have been so appointed by the Majority Consent of the Note holders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Consent of the Note holders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Investors, appoint a successor Agent. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 5.8 Fees and Expenses of Agent. Upon any Event of Default, the reasonable attorneys' fees and the legal and other expenses for pursuing, searching for, receiving, taking, keeping, storing, advertising for the sale of and selling the Collateral incurred by the Agent shall be chargeable to and paid by the Company.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1 Notices. Any and all notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed given upon personal delivery or the mailing thereof by first class, registered or certified mail, return receipt requested, postage prepaid, by telecopier or facsimile, or by overnight delivery service or by courier service to the addresses listed at the head of this Agreement with respect to the Company and with respect to the Investors to the respective addresses and/or telecopier/facsimile numbers listed on Schedule I hereto. Any party may change its address for the purposes of this Agreement by notice to the other party given as aforesaid.

         SECTION 6.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Investors, any right, power or privilege hereunder or under the Notes or any Other Security Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification, or waiver of any provision of this Agreement or the Notes, no consent to any departure by the Company from the provisions hereof or thereof shall be effective unless the same shall be effective only in the specific instance and for the purpose for which it is given. The provisions set forth in Articles III and IV of this Agreement may be waived by written Majority Consent of the Note holders. No notice to the Company shall entitle the Company to any other or further notice in other or similar circumstances unless expressly provided for herein.

No course of dealing between the Company and the Investors shall operate as a waiver of any of the rights of the Investors under this Agreement.

         SECTION 6.3 Captions. The captions of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         SECTION 6.4 Payment of Fees. The Company agrees to pay all costs and expenses of the Investors and the Agent in enforcing or preserving any of the rights and remedies available to the Investors under this Agreement, the Notes or under any other documents, instruments or writings executed and delivered to the Investors or the Agent in connection herewith including, without limitation, legal fees, costs and disbursements of the Investors' or Agent's attorneys in the enforcement thereof.

         SECTION 6.5 Liability for Deficiency. The Company shall remain liable for any deficiency relating to the obligations underlying the Notes resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand.

         SECTION 6.6 Survival of Agreements. All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the Notes and the Other Security Documents, and shall continue in full force and effect until the indebtedness of the Company under the Notes and all other obligations hereunder and thereunder have been paid in full. The provisions of Section 1.3 shall survive the exercise of the Investors' rights under the Notes.

         SECTION 6.7 Additional Investors. In the event that, at any time or from time to time, the Company holds an additional closing with respect to the Offering and issues Additional Notes to additional investors (collectively the "Additional Investors" and individually an "Additional Investor"), as a condition precedent to such closing and Note issuance, the Company shall countersign a copy of this Agreement with each Additional Investor and each such Additional Investor shall agree to sign a copy of this Agreement (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) thereby agreeing to be bound by all applicable provisions of this Agreement as a party hereto and in the capacity of an

Investor. Except as provided herein, upon any such additional closing with respect to the Offering and Note issuance, all references herein to the Investors or to any Investor shall thereafter be deemed to include such Additional Investor, and upon such closing, each such Additional Investor shall be added to SCHEDULE I.

         SECTION 6.8 Amendments. Except as set forth above in Section 6.7, the Company and Agent may amend this Agreement only by written agreement between the Company and the Agent upon receipt of written Majority Consent of the Note holders; provided, that no such amendment shall have the effect of modifying in any manner the definition of "Majority Consent of the Note holders" set forth in
Section 5.7.

         SECTION 6.9 Third Party Beneficiary. To the extent that the Agent, in accordance with Section 5.1(a) herein, enters into any agreement or instrument pursuant to which a third party is granted senior rights to the Collateral or any portion thereof, the parties hereto agree that such third party shall be a third party beneficiary of this Agreement.

         SECTION 6.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Investors and their respective successors and assigns, except that the Company may not transfer or assign any of its rights or interests hereunder without the prior written consent of the Investors, which consent may be given or withheld in the Investors' absolute discretion. An Investor may assign this Agreement and its rights or interests hereunder in accordance with Section 1.5 hereof.

         SECTION 6.11 Construction of Agreement; Jurisdiction and Venue. This Agreement, the Notes and Other Security Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to principles of conflicts of law. THE COMPANY AND EACH INVESTOR, IN ANY LITIGATION IN WHICH ANY INVESTOR OR THE COMPANY SHALL BE AN ADVERSE PARTY, WAIVES TRIAL BY JURY, WAIVES THE RIGHT TO CLAIM THAT A FORUM OR VENUE SPECIFIED HEREIN IS AN INCONVENIENT FORUM OR VENUE AND WAIVES THE RIGHT TO INTERPOSE ANY SETOFF, DEDUCTION OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, AND IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE

NEW YORK STATE SUPREME COURT, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE COMPANY AND EACH INVESTOR FURTHER AGREE TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED UPON THEM IN ANY SUCH SUIT, ACTION OR PROCEEDING CERTIFIED MAIL TO THE ADDRESS AS SET FORTH ON THE COVER OF THIS AGREEMENT WITH RESPECT TO THE COMPANY AND ON SCHEDULE I HERETO WITH RESPECT TO THE INVESTORS. If any of the provisions of this Agreement shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect.

         SECTION 6.12 Interest. Anything in the Agreement, the Notes or the Other Security Documents to the contrary notwithstanding, the Investors shall not charge, take or receive, and the Company shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law.

         SECTION 6.13 Currency. All amounts of currency expressed hereunder or under the Notes or the Other Security Documents shall refer to United States dollars.

         SECTION 6.14 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     VITAL LIVING, INC.


                                     By: /s/ Stuart A. Benson
                                         ------------------------------
                                         [Name and Title]


                                     HCFP/BRENNER SECURITIES, LLC, AGENT


                                     By: /s/ Ira Greenspan
                                         ------------------------------
                                         [Name and Title]

                                         Ira Greenspan
                                         Vice Chairman


                                     INVESTORS LISTED ON SCHEDULE I

                          [COUNTERPART SIGNATURE PAGE]


         IN WITNESS WHEREOF, the following party hereto has executed this Security Agreement, dated as of December 17, 2003, indicating its intent to be bound by the terms and conditions of the Security Agreement, as of the date set forth below.

                                          SKYEPHARMA PLC
                                          --------------------------------------
                                          [NAME OF INVESTOR]



Date: 17 December 2003                    By: /s/ Donald Nicholson
      ----------------                        ----------------------------------
                                              Name:   Donald Nicholson
                                              Title:  Finance Director
                                              Address for Notices:
                                                        SkyePharma PLC
                                                        105 Piccadilly
                                                        London
                                                        W1J 7NJ


                                          (Signatures of other
                                          Investors omitted.)

ACCEPTED AS OF

December 15, 2003

VITAL LIVING, INC.



By: /s/ Stuart A. Benson
    -----------------------
    Name:
    Title:

                                   SCHEDULE I

                                LIST OF INVESTORS



                                                                Telephone and
Name                       Address                             Facsimile Number
----                       -------                             ----------------






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